EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of our report dated March 31, 2015, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, relating to the financial statements of xG Technology, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

June 24, 2016